UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 8, 2011
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd
Milpitas, California  95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Sigma Design, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on July 17, 2011 (the “Original Filing”). The Original Filing reported the voting results of the Company’s 2011 Annual Meeting of Shareholders held on July 8, 2011 (the “Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes on named executive officer compensation (“Say on Pay”). No other changes have been made to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders cast the highest number of votes in favor of holding future Say on Pay votes on an annual basis.  In light of this result and other factors it considered, the Board of Directors of the Company has determined that the Company will hold future Say on Pay votes on an annual basis until the next advisory vote on the frequency of Say on Pay votes occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2012		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)